Exhibit 4.4

CROWN CRAFTS, INC.
2006 OMNIBUS INCENTIVE PLAN
(As Amended August 14, 2012)

THIS IS THE 2006 OMNIBUS INCENTIVE PLAN (“Plan”) of Crown Crafts, Inc., a Delaware corporation (the “Corporation” or the “Company”), under which ISOs and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, Stock Appreciation Rights and/or Units may be granted from time to time to Eligible Employees of the Corporation and of any of its subsidiaries (the “Subsidiaries”) and to Nonemployee Directors, subject to the following provisions:

ARTICLE I
DEFINITIONS

The following terms shall have the meanings set forth below.  Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Affiliate. Any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the 1934 Act.

Board.  The Board of Directors of the Corporation.

Cause.  A termination by the Corporation or a Subsidiary of an Eligible Employee’s employment by the Corporation or the Subsidiary in connection with the good faith determination of the Board or the Board of Directors of the Subsidiary, as applicable, that the Eligible Employee (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Eligible Employee’s duties to the Company or the Subsidiary or (iii) has committed a material breach of any written agreement with the Company or the Subsidiary with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant.  In the event that an Eligible Employee is a party to an employment agreement with the Company or any Subsidiary that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Eligible Employee with greater rights.  A termination on account of Cause shall be communicated by written notice to the Eligible Employee and shall be deemed to occur on the date such notice is delivered to the Eligible Employee.

Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(i)              the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) that is thirty percent (30%) or more of the Company Voting Securities;

(ii)              at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for Death, Disability or Retirement) to constitute a majority thereof;

(iii)              the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(iv)             the sale or other disposition of all or substantially all of the assets of the Company;

(v)              the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vi)             the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

Code.  The Internal Revenue Code of 1986, as amended, or any successor thereto, together with the rules and regulations promulgated thereunder.

Committee.  The Compensation Committee of the Board.

Common Stock.  The Series A Common Stock, $0.01 par value per share, of the Corporation.

Death.  The date of death of a Participant who has received Rights as established by the relevant death certificate.

Disability.  The date on which a Participant who has received Rights becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

Effective Date.  The date as of which this Plan is effective, which shall be the date it is adopted by the Board.

Eligible Employees.  Those individuals who meet all of the following eligibility requirements:

(i)
Such individual must be a full-time employee of the Corporation or a Subsidiary.  For this purpose, an individual shall be considered to be an “employee” only if there exists between the Corporation or a Subsidiary and the individual the legal and bona fide relationship of employer and employee.  In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(ii)
If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(iii)	Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Fair Market Value.  With respect to the Corporation’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:

(i)
if the Common Stock is traded on a national securities exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)
if the Common Stock is traded over-the-counter on the date in question and is classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), National Market System (“NMS”) prior to the date in question;

(iii)
if the Common Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ for such date; and

(iv)
if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate, subject to the approval of the Board, and the Committee shall maintain a written record of its method of determining Fair Market Value.

ISO.   Any Option that both (i) qualifies as an “incentive stock option” as defined in Section 422 of the Code and (ii) is designated by the Committee as an ISO.

Nonemployee Director.  A member of the Board who is not an employee of the Corporation or a Subsidiary at the time a Right is granted to such Board member hereunder.

Non-Qualified Option.  Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement.  The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.

Options.  ISOs and Non-Qualified Options are collectively referred to herein as “Options”; provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Participant.  An Eligible Employee or a Nonemployee Director who is selected by the Committee to participate in the Plan.

Plan Pool.  A total of 2,375,000 shares of authorized, but unissued, Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

Registration.  The registration by the Corporation under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

Repricing.  The Company or the Committee (i) amending the terms of an outstanding Right to lower its exercise price; (ii) taking any other action that is treated as repricing under generally accepted accounting principles; or (iii) taking any other action that is treated as repricing under any applicable rule of the NASDAQ or any national securities exchange on which the Common Stock is listed or reported.

Restricted Stock.  The Stock which a Holder shall be awarded with restrictions when, as, in the amounts and with the restrictions described in Article IV.

Restricted Stock Grant Agreement.  The agreement between the Corporation and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Retirement.  The termination of an Eligible Employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary; the termination of an Eligible Employee’s employment after attaining age 65 (except in the case of a termination for Cause); or the voluntary termination of a Nonemployee Director’s membership on the Board.

Rights.  The rights to exercise, purchase or receive the Options, Restricted Stock, Units and SARs described herein.

Rights Agreement.  An Option Agreement, a Restricted Stock Grant Agreement, a Unit Agreement or an SAR Agreement.

SAR.  The Right of an SAR Recipient to receive cash when, as and in the amounts described in Article VI.

SAR Agreement.  The agreement between the Corporation and an SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under Article VI.

SEC.  The Securities and Exchange Commission.

Stock.  The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.

Tax Withholding Liability.  All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation.

Transfer.  The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, or any other form of transfer of a share of Stock or of a Right, including any transfer by operation of law, by will or descent and distribution, by a qualified domestic relations order, property settlement or maintenance agreement, or by result of the bankruptcy laws.

Units.   The Right of a Unit Recipient to receive a combination of cash and Stock as described in Article V.

Unit Agreement.  The agreement between the Corporation and Unit Recipient with respect to the award of Units to the Unit Recipient, including such terms and conditions as are necessary or appropriate under Article V.

1933 Act.  The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

1934 Act.  The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

ARTICLE II
GENERAL

Section 2.1. Purpose.

The purposes of this Plan are (i) to encourage and motivate employees and directors to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation’s Common Stock; (ii) to achieve a unity of purpose between such employees and directors in the achievement of the Corporation’s primary long-term performance objectives; and (iii) to retain such employees and directors by rewarding them with potentially tax-advantageous future compensation.  These objectives will be promoted through the granting of Rights to designated Participants pursuant to the terms of this Plan.

Section 2.2. Administration.

(a)
The Plan shall be administered by the Committee.  Subject to the provisions of Rule 16b-3(d) under the 1934 Act, the Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)
Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be recommended to the Board for approval, and when so approved by the Board shall be final and conclusive upon persons affected thereby.  By way of illustration and not of limitation, the Committee shall have the discretion, subject to the approval by the Board;

(i)
to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii)	to define the terms used in the Plan and in the Rights granted hereunder;

(iii)	to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv)
to determine the Participants to whom and the time or times at which such Rights shall be granted, the time or times or event or events upon which such Rights shall vest and become exercisable, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price(s) or other relevant purchase price(s) or value(s) pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan; and

(v)	to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

(c)
Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of exemption under Rule 16b-3 under the 1934 Act of any grant or award hereunder.

(d)
It shall be in the discretion of the Committee, subject to approval by the Board, to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options.  Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(e)
The intent of the Corporation is to effect the Registration.  In such event, the Corporation shall make available to Participants receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws.  If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan.  In addition, if such Registration shall not occur, the Committee shall be responsible, subject to approval by the Board, for determining the maximum number of Participants and the suitability of particular persons to be Participants in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(f)
In determining the Participants to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee and the Board shall take into account the nature of the services rendered by such Participants, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the Committee and the Board shall deem relevant.  A Participant who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan having the same or different terms and conditions if the Committee and the Board shall so determine.  If pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of a Participant be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(g)
The granting of Rights pursuant to this Plan is in the exclusive discretion of the Board, and until the Board acts, no individual shall have any rights under this Plan.  The terms of this Plan shall be interpreted in accordance with this intent.

(h)
Notwithstanding anything to the contrary in this Plan, unless and except to the extent otherwise approved by the shareholders of the Corporation, Repricing of Rights granted under this Plan shall not be permitted.

Section 2.3.  Stock Available For Rights.

(a)
Shares of Stock shall be subject to, or underlying, grants of Options, Restricted Stock, SARs and Units under this Plan.  The total number of shares of Stock for which, or with respect to which, Rights may be granted (including the number of shares of Stock in respect of which SARs and Units may be granted) under this Plan shall be those designated in the Plan Pool.  In the event that a Right granted under this Plan to any Participant expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 7.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b)
If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification, then appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement.  Any such adjustments will be made only by the Committee, subject to approval by the Board, and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding.  No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.

(c)
The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d)	No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).

Section 2.4.  Severable Provisions.

The Corporation intends that the provisions of each of Articles III, IV, V and VI, in each case together with Articles I, II and VII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

Section 2.5.  Compliance with Code Section 409A.

It is intended and anticipated that awards of Rights under the Plan will not be subject to the requirements of Code Section 409A because Rights generally will be payable as soon as administratively practicable after the Right becomes vested.  However, to the extent that Code Section 409A does apply to an award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder, and thus avoid the imposition of any excise tax and interest on any Participant pursuant to Code Section 409A(a)(1)(B).  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent, and any inconsistent provision of any Option Agreement, Restricted Stock Grant Agreement, Unit Agreement or SAR Agreement, as the case may be, shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion and without further consent of the applicable Participant; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Right is determined to be subject to and not in compliance with Code Section 409A.

Section 2.6.  Compliance with Rule 16b-3.

With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of this Plan or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

ARTICLE III
OPTIONS

Section 3.1.  Grant of Options.

(a)
The Company may grant Options to Participants as provided in this Article III.  Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee and (ii) the approval of such grant by the Board.  Each Option grant shall be subsequently evidenced as soon as administratively practicable by the execution and delivery of an Option Agreement by the Participant (the “Optionee”) and a duly authorized officer of the Company.  The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b)
Subject to approval by the Board, the Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Option designated as an ISO fails to qualify as such at any time.  In accordance with Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”).  If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

Section 3.2.  Exercise Price.

Subject to approval by the Board, the initial exercise price of each Option granted under this Plan (the “Exercise Price”) shall be determined by the Committee in its discretion; provided, however, that the Exercise Price of an Option shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Option; and provided, further, that the Exercise Price of an ISO shall not be less than one hundred ten percent (110%) of such Fair Market Value in the case of any Eligible Employee who owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company within the meaning of Section 422(b)(6) of the Code (a “10% Shareholder”).

Section 3.3.  Terms and Conditions of Options.

(a)	All Options must be granted within ten (10) years of the Effective Date.

(b)
The Committee, subject to the approval by the Board, may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee, but the Committee may not grant ISOs to any Participant who is not an Eligible Employee.

(c)	Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

(d)
At the discretion of the Committee, an Optionee, as a condition to the granting of an Option, may be required to execute and deliver to the Company a confidential information agreement approved by the Committee.

(e)
Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

(f)
Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Stock acquirable thereunder and/or the event or events upon the occurrence of which each Option or portion thereof will first become exercisable (the “Vesting Event”).  The Vesting Period and the Vesting Event will be fixed by the Committee in its discretion, and may be accelerated or shortened or modified or altered, as applicable, by the Committee in its discretion; provided, however, that the Vesting Period for any portion of each ISO shall be at least one (1) year from the date such Option was granted.

(g)
Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(h)
An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased, along with the Company’s Tax Withholding Liability with respect thereto.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

(i)
All shares of Stock obtained pursuant to an Option which qualifies as an ISO shall be held in escrow for a period which ends one (1) year and one (1) day after the issuance of such shares pursuant to the exercise of the ISO.  Such shares of Stock shall be held by the Company or its designee.  The Optionee who has exercised the ISO shall have all rights of a shareholder, including the rights to vote, receive dividends and sell such shares.  The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

Section 3.4.  Exercise of Options.

(a)	An Optionee other than a Nonemployee Director must be an Eligible Employee at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).

(b)
An Option may be exercised to the extent then exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c); and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c)
As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d)
The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company; or (ii) at the discretion of the Committee and the Board, through the delivery of shares of the Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of Stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price; or (iii) at the discretion of the Committee and the Board, by a combination of (i) and (ii) above.  No shares of Stock shall be delivered until full payment has been made.

Section 3.5.  Term and Termination of Option.

(a)
Subject to approval by the Board, the Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the “Option Period”).  In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted.  Subject to approval by the Board, the Committee may extend the expiration date or dates of an Option Period of any Non-Qualified Option after such date was originally set; provided, however, that such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

(b)
To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the provisions of Section 3.5(a), each ISO will terminate upon the earlier of:  (i) three (3) months after the date that the Optionee ceases to be an Eligible Employee for any reason, other than by reason of Death, Disability or Cause; (ii) one (1) year after the date that the Optionee ceases to be an Eligible Employee by reason of Disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Employee by reason of a termination for Cause.  The Committee may, subject to approval by the Board, specify other events that will result in the termination of an ISO (including termination of employment by reason of Death).  In the case of Non-Qualified Options, the Committee shall have discretion, subject to approval by the Board, to specify what events, if any, will terminate the Option prior to the expiration of the Option Period.

Section 3.6.  Restrictions On Transfer.

An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.

Section 3.7.  Stock Certificates.

Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof.  The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement and the legends referred to in this Section 3.7 have been complied with.

Section 3.8.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided, however, that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants or materially modify eligibility requirements for participation under this Article III.  Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Optionee.

ARTICLE IV
RESTRICTED STOCK GRANTS

Section 4.1 Grants of Restricted Stock.

(a)
The Company may issue Restricted Stock to Participants as provided in this Article IV.  Restricted Stock will be deemed issued only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a Restricted Stock Grant Agreement by the Participant to whom such Restricted Stock is to be issued (the “Holder”) and a duly authorized officer of the Company.   Restricted Stock will not be deemed to have been issued merely upon authorization by the Committee and/or approval by the Board.

(b)
Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV.  Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee and the Board.

(c)
Without limiting the foregoing, and as determined by the Committee and the Board, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock as well as provisions addressing voting rights, dividends, and the escrowing of the Restricted Stock during the period prior to the expiration of such forfeiture provisions.

(d)
At the discretion of the Committee, the Holder, as a condition to such issuance, may be required (i) to execute and deliver to the Company a confidential information agreement approved by the Committee and/or (ii) to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion, the amount of the Corporation’s Tax Withholding Liability required in connection with such issuance.

(e)
Nothing contained in this Article IV, any Restricted Stock Grant Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any holder any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

Section 4.2.  Restrictions on Transfer of Restricted Stock.

(a)
Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed pursuant to the applicable Restricted Stock Grant Agreement, by applicable state or federal securities laws, or as set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c).  All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

(b)
Any prohibited Transfer of Restricted Stock is void and of no effect.  Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2(b), and/or exercise any other legal or equitable remedy.

(c)
Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred.  Such documents may include an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

(d)
To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder’s spouse, to the corporate secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to insure that all Transfers and/or releases are made in accordance with the terms of this Plan.  The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement.  Each Holder acknowledges that the corporate secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.  The escrow holder will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3.  Compliance with Law.

Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition.  The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which a Participant would be issued Restricted Stock hereunder prior to such issuance.

Section 4.4.  Stock Certificates.

Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof.  The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.

Section 4.5.  Market Standoff.

To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.

Section 4.6.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue this Article IV at any time or from time to time; provided, however, that no such action of the Board shall alter or impair any rights previously granted to Holders under this Article IV without the consent of such affected Holders; and provided, further, that no such action may, without the approval of the Company’s shareholders, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants under this Article IV or materially modify the requirements as to eligibility for participation under this Article IV.  Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Restricted Stock previously granted under this Article IV without the consent of the applicable Holder.

ARTICLE V
LONG-TERM INCENTIVE COMPENSATION UNITS

Section 5.1.  Awards of Units.

(a)
The Company may grant awards of Units to Participants as provided in this Article V.  Units will be deemed granted only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a Unit Agreement by the Participant to whom Units are to be granted (a “Unit Recipient”) and an authorized officer of the Company.  Units will not be deemed granted merely upon authorization by the Committee and/or approval by the Board.  Units may be granted in each of the years 2006 through 2013 in such amounts and to such Unit Recipients as the Committee may determine, subject to approval by the Board and to the limitation in Section 5.2 below.

(b)
Each grant of Units pursuant to this Article V will be evidenced by a Unit Agreement between the Company and the Unit Recipient in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c)
Except as otherwise provided herein, Units will be distributed only after the end of a performance period of two (2) or more years (“Performance Period”) beginning with the year in which such Units were awarded.  The Performance Period shall be set by the Committee and the Board for each year’s awards.

(d)
The percentage of the Units awarded under this Section 5.1 or credited pursuant to Section 5.5 that will be distributed to Unit Recipients shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided, however, that the Committee may, subject to approval of the Board, adopt one or more performance categories or eliminate all performance categories other than financial performance.  Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below.  Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate.

(e)
Distributions of Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one (1), against financial results.  The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee, subject to approval of the Board, for the entire Performance Period.  The resulting percentage factors shall determine the percentage of Units to be distributed.  No distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee and approved by the Board, is not achieved for the Performance Period.  The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Committee, subject to approval by the Board.

(f)
The percentage of Units awarded which Unit Recipients become entitled to receive based on the levels of performance (including those Units credited under Section 5.5) will be determined as soon as practicable after each Performance Period and are called “Retained Units.”

(g)
As soon as practical after determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash in the relative percentages as between the two as determined by the Committee, subject to approval by the Board.  The Units awarded, but which Unit Recipients do not become entitled to receive, shall be canceled.

(h)
Notwithstanding any other provision in this Article V, the Committee, if it determines that it is necessary or advisable under the circumstances, may, subject to approval by the Board, adopt rules pursuant to which Participants by virtue of hire, or promotion or upgrade to a higher job grade classification, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

Section 5.2. Limitations.

The aggregate number of shares of Stock potentially distributable under all Units granted, including those Units credited pursuant to Section 5.5, shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 5.3.  Terms and Conditions.

(a)	All awards of Units must be made within ten (10) years of the Effective Date.

(b)
At the discretion of the Committee and the Board, a Unit Recipient, as a condition to the award of Units, may be required to execute and deliver to the Company a confidential information agreement approved by the Committee.

(c)
Nothing contained in this Article V, any Unit Agreement or in any other agreement executed in connection with the award of Units under this Article V will confer upon any Unit Recipient any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

(d)
A Unit Recipient shall have no rights as a shareholder of the Company with respect to any Units until the distribution of shares of Stock in connection therewith.  No adjustment shall be made in the number of Units for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 5.6.

Section 5.4.  Special Distribution Rules.

(a)
Except as otherwise provided in this Section 5.4, a Unit Recipient other than a Nonemployee Director must be an Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

(b)
In case of the Death or Disability of a Unit Recipient prior to the end of any Performance Period, the number of Units awarded to the Unit Recipient for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability.  The remaining Units, reduced in the discretion of the Committee and the Board to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or Disability.  All other Units awarded to the Unit Recipient for such Performance Period shall be canceled.

(c)
If a Unit Recipient enters into Retirement prior to the end of any Performance Period, the Units awarded to such Unit Recipient under this Article V and not yet distributed shall be prorated to the end of the year in which such Retirement occurs and distributed at the end of the Performance Period based upon the Company’s performance for such period.

(d)
In the event of the termination of the Unit Recipient’s status as an Eligible Employee or service as a Nonemployee Director prior to the end of any Performance Period for any reason other than Death, Disability or Retirement, all Units awarded to the Unit Recipient with respect to any such Performance Period shall be immediately forfeited and canceled.

(e)
Upon a Unit Recipient’s promotion to a higher job grade classification, the Committee and the Board may award to the Unit Recipient the total Units, or any portion thereof, which are associated with the higher job grade classification for the then current Performance Period.

Notwithstanding any other provision of this Plan, the Committee and the Board may reduce or eliminate awards to a Unit Recipient who has been demoted to a lower job grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be canceled.

Section 5.5.  Dividend Equivalent Units.

On each record date for dividends on the Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and credited (the “Dividend Equivalent Credit”) on the payment date to each Unit Recipient’s account for each Unit which has been awarded to the Unit Recipient and not distributed or canceled.  Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock that could be purchased at Fair Market Value on such dividend payment date.  These Units will be treated for purposes of this Article V in the same manner as those Units granted pursuant to Section 5.1.

Section 5.6.  Adjustments.

In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may, subject to approval by the Board, make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned.  Such changes may include adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities.

Section 5.7.  Other Conditions.

(a)	No person shall have any claim to be granted an award of Units under this Article V, and there is no obligation for uniformity of treatment of Participants or Unit Recipients under this Article V.

(b)
The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Unit Recipient or other person receiving shares of Stock under this Article V shall be required to pay to the Company, any Tax Withholding Liability.  The number of shares of Stock to be distributed to any individual Unit Recipient may be reduced by the number of shares of Stock, the Fair Market Value of which on the Distribution Date (as defined in Section 5.7(d) below) is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability, or the Unit Recipient may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c)
Any distribution of shares of Stock under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or NASDAQ-NMS requirements, are satisfied.  The shares of Stock distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d)
For the purpose of distribution of Units in cash, the value of a Unit shall be the Fair Market Value on the Distribution Date.  Except as otherwise determined by the Committee, the “Distribution Date” shall be March 15th in the year of distribution (or, if such date does not constitute a business day, the immediately preceding business day), except that in the case of special distributions the Distribution Date shall be the first business day of the month in which the Committee and the Board determine the amount and form of the distribution.

(e)
Notwithstanding any other provision of this Article V, no Dividend Equivalent Credits shall be made and no distributions of Units shall be made if at the time a Dividend Equivalent Credit or distribution would otherwise have been made:

(i)
the regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Corporation;

(ii)
the rate of dividends on the Common Stock is lower than at the time the Units to which the Dividend Equivalent Credit relates were awarded, adjusted for any change of the type referred to in Section 2.3(b);

(iii)
estimated consolidated net income of the Corporation for the twelve (12) month  period preceding the month the Dividend Equivalent Credit or distribution would otherwise have been made is less than the sum of the amount of the Dividend Equivalent Credits and Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

(iv)	the Dividend Equivalent Credit or distribution would result in a default in any agreement by which the Corporation is bound.

(f)
In the event net income available under Section 5.7(e) above for Dividend Equivalent Credits and awards eligible for distribution under this Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) Dividend Equivalent Credits, and then (ii) Units eligible for distribution under this Article V.

Section 5.8.  Designation of Beneficiaries.

A Unit Recipient may designate a beneficiary or beneficiaries to receive all or part of the Stock and/or cash to be distributed to the Unit Recipient under this Article V in case of Death.  A designation of beneficiary may be replaced by a new designation or may be revoked by the Unit Recipient at any time.  A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Unit Recipient and delivered to the Corporation prior to the Unit Recipient’s Death.  In case of the Unit Recipient’s Death, any amounts to be distributed to the Unit Recipient under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries.  The amount distributable to a Unit Recipient upon Death and not subject to such a designation shall be distributed to the Unit recipient estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Unit Recipient, in which event the Corporation shall have no further liability to anyone with respect to such amount.

Section 5.9.  Restrictions on Transfer.

Units granted under Article V may not be Transferred, except as provided in Section 5.8, and, during the lifetime of the Unit Recipient to whom Units were awarded, cash and stock receivable with respect to Units may be received only by such Unit Recipient.

Section 5.10.  Amendment and Discontinuance.

No award of Units may be granted under this Article V after December 31, 2013.   The Board may amend, suspend or discontinue the provisions of this Article V at any time or from time to time; provided, however, that no such action may, without the approval of the shareholders of the Corporation, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants under this Article V or materially modify the eligibility requirements for participation under this Article V.  Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Unit previously granted under this Article V without the consent of the applicable Unit recipient.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1.  Grants of SARs.

(a)
The Corporation may grant SARs under this Article VI.  SARs will be deemed granted only upon (i) authorization by the Committee; (ii) approval by the Board; and (iii) the execution and delivery of a SAR Agreement by the Participant to whom the SARs are to be granted (the “SAR Recipient”) and a duly authorized officer of the Corporation.  SARs will not be deemed granted merely upon authorization by the Committee.  The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under or underlying all other Rights outstanding under this Plan.

(b)
Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Corporation and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

Section 6.2.  Terms and Conditions of SARs.

(a)	All SARs must be granted within ten (10) years of the Effective Date.

(b)	Each SAR issued pursuant to this Article VI shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR.

(c)
At the discretion of the Committee and the Board, a SAR Recipient, as a condition to the granting of a SAR, may be required to execute and deliver to the Corporation a confidential information agreement approved by the Committee.

(d)
Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any SAR Recipient any right with respect to the continuation of his or her status as an employee of the Corporation or any of its Subsidiaries or as a member of the Board.

(e)
Except as otherwise provided herein, each SAR Agreement may specify the period or periods of time within which each SAR or portion thereof will first become exercisable (the “SAR Vesting Period”).  Such SAR Vesting Periods will be fixed by the Committee, subject to approval by the Board, and may be accelerated or shortened by the Committee, subject to approval by the Board.

(f)
SARs relating to no less than one hundred (100) shares of Stock may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the SAR Recipient.

(g)
A SAR Recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

Section 6.3.  Restrictions On Transfer of SARs.

SARs granted under this Article VI may not be Transferred, except as provided in Section 6.7, and during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.

Section 6.4.  Exercise of SARs.

(a)
A SAR Recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation.  SARs may be exercised only upon the completion of the SAR Vesting Period, if any, applicable to such SAR (the date such notice is received by the Corporation being referred to herein as the “SAR Exercise Date”).

(b)
Within ten (10) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company’s Tax Withholding Liability arising from such exercise.

Section 6.5.  Termination of SARs.

Subject to approval by the Board, the Committee shall determine, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall be not later than ten (10) years after the date such SAR is granted (the “SAR Period”).  Subject to approval by the Board, the Committee may extend the expiration date or dates of a SAR Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 6.5.

Section 6.6.  Designation of Beneficiaries.

A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article VI in case of Death.  A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR Recipient at any time.  A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Corporation prior to the SAR Recipient’s Death.  In case of the SAR Recipient’s Death, the amounts to be distributed to the SAR Recipient under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries.  The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient’s estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the SAR Recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.

Section 6.7.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue the provisions of this Article VI at any time or from time to time, provided that no action of the Board may, without the approval of the shareholders of the Corporation materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants or materially modify eligibility requirements for participation under this Article VI.  Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any SAR previously granted under this Article VI without the consent of the applicable SAR Recipient.

ARTICLE VII
MISCELLANEOUS

Section 7.1.  Effect of Change in Control.

Except to the extent a Rights Agreement provides for a different result (in which case the Rights Agreement will govern and this Section 7.1 shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Change in Control of the Company shall occur, then, effective immediately prior to such Change in Control, (i) each outstanding Option and SAR, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement; (ii) all Restricted Stock shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse; and (iii) each outstanding Unit shall become immediately and fully vested and payable.

Section 7.2.  Excise Tax Limit and Million Dollar Deduction Limit.

(a)	(i)
Notwithstanding anything contained herein to the contrary, in the event that the vesting of Rights, together with all other payments and the value of any benefit received or to be received by a Participant hereunder and under any other plan or agreement of the Company (collectively, the “Payments”), would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, or would be nondeductible by the Company pursuant to Section 280G of the Code, such Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to such Participant shall be subject to the Excise Tax or shall be nondeductible by the Company pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the “Limited Payment Amount”).  Unless such Participant shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).  Any notice given by such Participant pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing such Participant’s rights and entitlements to any benefits or compensation.

(ii)
An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Code and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company’s expense selected by the Company which is designated as one of the four largest accounting firms in the United States (the “Accounting Firm”).  The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Company and the Participant, and if the Accounting Firm determines that no Excise Tax is payable by such Participant with respect to a Payment or Payments, it shall furnish such Participant with an opinion reasonably acceptable to such Participant that no Excise Tax will be imposed with respect to any such Payment or Payments.  Within ten (10) days of the delivery of the Determination to such Participant, the Participant shall have the right to dispute the Determination (the “Dispute”).  If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Participant, subject to the application of Section 7.2(a)(iii) below.

(iii)
As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Participant either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 7.2(a)(i) hereof (hereinafter referred to as an “Excess Payment” or “Underpayment”, respectively).  If it is established pursuant to a final determination of a court or an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Payment, and such Participant shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Participant), together with interest on the Excess Payment at the “Applicable Federal Rate” (as defined in Section 1274(d) of the Code) from the date of the Participant’s receipt of such Excess Payment until the date of such repayment.  In the event that it is determined (A) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS; (B) pursuant to a determination by a court; or (C) upon the resolution of the Dispute to the Participant’s satisfaction, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Participant within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Participant until the date of payment.

(b)	(i)
Notwithstanding anything contained herein to the contrary, if any portion of the Payments to be made or benefit to be provided to an Participant would be nondeductible by the Company pursuant to Section 162(m) of the Code, then the Payments to be made to such Participant in any taxable year of the Company shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to such Participant in such taxable year of the Company shall be nondeductible by the Company pursuant to Section 162(m) of the Code.  The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by the Company to such Participant on or before the fifth business day of the immediately succeeding taxable year of the Company, subject to the application of the limitations of the immediately preceding sentence and this Section 7.2(b)(i).  Unless such Participant shall have given prior written notice specifying a different order to the Company to effectuate this Section 7.2(b)(i), the Company shall reduce or eliminate the Payments in any one taxable year of the Company by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Section 162(m) Determination (as hereinafter defined).  Any notice given by such Participant pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing such Participant’s rights and entitlements to any benefits or compensation.

(ii)
The determination as to whether the Payments shall be reduced pursuant to Section 7.2(b)(i) hereof and the amount of the Payments to be made in each taxable year after the application of Section 7.2(b)(i) hereof shall be made by the Accounting Firm at the Company’s expense.  The Accounting Firm shall provide its determination (the “Section 162(m) Determination”), together with detailed supporting calculations and documentation to the Company and the Participant.  The Section 162(m) Determination shall be binding, final and conclusive upon the Company and such Participant.

Section 7.3.  Application of Funds.

The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

Section 7.4.  No Obligation to Exercise Right.

The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

Section 7.5.  Term of Plan.

Except as otherwise specifically provided herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

Section 7.6.  Captions and Headings; Gender and Number; Interpretation.

Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, and are not a part of, and shall not serve as a basis for interpretation or construction of, this Plan.  As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.  As used herein, the conjunction “and/or” means one or the other or both, or any one or more or all, of the things or individuals or entities with respect to which the conjunction is used.  Whenever the words “include,” “includes,” or “including” are used in this Plan, they will be deemed to be followed by the words “without limitation.”

Section 7.7.  Expenses of Administration of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one or more Subsidiaries.  The Corporation shall also indemnify, defend and hold each member of the Committee and the Board harmless against all claims, expenses and liabilities arising out of or related to the exercise of the powers of the Committee and the Board and the discharge of the duties of the Committee and the Board hereunder.

Section 7.8.  Governing Law.

Without regard to the principles of conflicts of laws, the laws of the State of Delaware shall govern and control the validity, interpretation, performance and enforcement of this Plan.

Section 7.9.  Successors and Assigns.

This Plan shall be binding on all successors and assigns of the Corporation and each Participant who has been granted Rights hereunder, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the creditors of such Participant.

Section 7.10.  Plan Controls.

A copy of this Plan, and any amendments thereto, shall be maintained by the corporate secretary of the Corporation and shall be shown to any proper person making inquiry with respect thereto.  In the event of any conflict between this Plan and any Option Agreement, Restricted Stock Grant Agreement, Unit Agreement or SAR Agreement, as the case may be, the Plan shall control, and such agreement shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion.

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